Press Release

Source: Neah Power Systems, Inc.

Neah Concludes Secondary Offering
Monday May 14, 2007

Total Gross Proceeds Raised Approximately $6,765,438

SEATTLE--(BUSINESS WIRE)--Neah Power Systems, Inc., (OTCBB: NPWS - News) announces today that on May 11, 2007 the Company concluded the secondary offering undertaken pursuant to it's underwriting agreement with Empire Financial Holdings (AMEX: EFH.) Total gross proceeds raised are approximately $6,765,438 and the underwriter has released all funds from escrow.

About Neah Power Systems

Neah Power Systems is a micro fuel cell development company that owns a patented, silicon-based design to provide long-lasting, efficient and safe power solutions for portable electronic devices, including notebook PCs and other power-hungry computer, entertainment, and communications products. As an emerging leader in fuel cell technology and design, Neah Power Systems believes that its products will allow users to extend the operating time of their devices multiple times beyond that of conventional batteries. Key investors include Alta Partners, Frazier Technology Ventures, Castile Ventures, WestAM and Intel Capital. Neah Power Systems is headquartered outside of Seattle in Bothell, Washington. Further company information can be found at www.neahpower.com and in the reports that have been filed with the Securities and Exchange Commission, which are accessible at www.sec.gov.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking, including statements relating to the completion of company milestones and the delivery of form-factor prototype. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Contact:
ROI Group Associates
39 Broadway, NY, NY 10006
Robert Giordano - 212-495-0201
rgiordano@roiny.com
Michael Dodge - 212-495-0743
mdodge@roiny.com
or
Neah Power
Investor Relations, 425-424-3324
or
Empire Financial Group, Inc.
Don Wojnowski, 407-774-1300